Exhibit 32.1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Daniel Barber, President and Chief Executive Officer of Aquestive Therapeutics, Inc. (the “Company”), hereby certify that, to the best of my knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the period-ended June 30, 2026, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and the results of operations of the Company for the period covered by the Quarterly Report.

Date: August 11, 2026

/s/ Daniel Barber
Daniel Barber
President and Chief Executive Officer (Principal Executive Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Aquestive Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.